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                                                                    Exhibit 21.2

              PEGASUS COMMUNICATIONS CORPORATION SUBSIDIARIES
              -----------------------------------------------


                    Name                                       Jurisdiction
                    ----                                       ------------

Pegasus Development Corporation                                  Delaware
Pegasus Satellite Communications, Inc.
  (formerly Pegasus Communications Corporation)                  Delaware
Argos Support Services                                           Texas
B.T. Satellite, Inc.                                             Maine
Bride Communications, Inc.                                       Delaware
Carr Rural TV, Inc.                                              Michigan
DBS Tele-Venture, Inc.                                           Texas
DCE Satellite Entertainment, LLC                                 Wisconsin
Digital Television Services of Indiana, LLC                      Georgia
DTS Management, LLC                                              Georgia
Golden Sky DBS, Inc.                                             Delaware
Golden Sky Holdings, Inc.                                        Delaware
Golden Sky Systems, Inc.                                         Delaware
Henry County MRTV, Inc.                                          Ohio
HMW, Inc.                                                        Maine
Pegasus Broadband Communications, Inc.                           Delaware
Pegasus Broadcast Television, Inc.                               Pennsylvania
Pegasus Broadcast Towers, Inc.                                   Delaware
Pegasus BTV Sub, LLC                                             Arkansas
Pegasus Communications Management Company                        Pennsylvania
Pegasus Guardband, LLC                                           Delaware
Pegasus Media & Communications, Inc.
  (formerly Pegasus Communications Holdings, Inc.)               Delaware
Pegasus Real Estate Company                                      Pennsylvania
Pegasus Satellite Development Corporation                        Delaware
Pegasus Satellite Finance Corporation                            Delaware
Pegasus Satellite Finance Corporation 2000                       Delaware
Pegasus Satellite Holdings, Inc.                                 Delaware
Pegasus Satellite Real Estate Company                            Texas
Pegasus Satellite Television, Inc.                               Delaware
Pegasus Satellite Television of Illinois, Inc.                   Illinois
Pegasus Towers, Inc.                                             Pennsylvania
Pegasus Travel, Inc.                                             Delaware
Portland Broadcasting, Inc.                                      Maine
PP Broadcast, Inc. (formerly Pegasus Portland Broadcast, Inc.)   Delaware
Primewatch, Inc.                                                 North Carolina
PST Holdings, Inc.                                               Delaware
South Plains DBS, L.P.                                           Texas
Telecast of Florida, Inc.                                        Florida
WDBD License Corp.                                               Delaware
WDSI License Corp.                                               Delaware
WGMP License Corp.                                               Delaware
WILF, Inc.                                                       Delaware
WOLF License Corp.                                               Delaware
WPBD, Inc.                                                       Delaware
WPBD License Corp.                                               Delaware
WTLH, Inc.                                                       Delaware
WTLH License Corp.                                               Delaware